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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549





                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





                               AUGUST 23, 1996
             (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))





                           WESTPOINT STEVENS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)






          DELAWARE                        0-21496             36-3498354
(State or other jurisdiction of         (Commission        (I.R.S. employer
incorporation or organization)          File Number)       identification no.)






                507 WEST TENTH STREET, WEST POINT, GEORGIA 31833
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (706) 645-4000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5: OTHER EVENTS


     In connection with the provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") the Registrant may include Forward Looking Statements (as defined in the Reform Act) in oral or written public statements issued by or on behalf of the Registrant. These Forward Looking Statements may include, among other things, plans, objectives, projections, anticipated future economic performance or assumptions and the like which are subject to risks and uncertainties. The actual results or outcomes may differ materially from those discussed in the Forward Looking Statements. Such risks and uncertainties may be attributable to important factors which include but are not limited to the following: product margins may vary from those projected; raw material prices may vary from those assumed; additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; there may be changes in the performance of financial markets; unanticipated natural disasters could have a material impact upon results of operations; there may be changes in the general economic conditions which affect customer payment practices or consumer spending; competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; customer preferences for other companies' products can be affected by competition, or general market demand for domestic or imported goods; there could be an unanticipated loss of a material customer, or a material license; the availability and price of raw materials could be affected by weather, disease, energy costs or other factors; and the ability to project risk factors may vary. In addition, consideration should be given to any other risks discussed in other documents filed by the Registrant with the Securities and Exchange Commission.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WESTPOINT STEVENS INC.



Date: August 23, 1996              By: /s/ Christopher N. Zodrow
                                       --------------------------------
                                       Christopher N. Zodrow
                                       Vice President and Secretary






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